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                                                                    Exhibit 23.3




EXHIBIT 23.3


CONSENT OF INDEPENDENT AUDITORS


We consent to inclusion of our report dated December 12, 1997 relating to the financial statements of International Telephone Company as of October 31, 1997 and for the ten months ended October 31, 1997 and the year ended December 31, 1996 in this Registration Statement on Form SB-2 and related Prospectus. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



Richard A. Eisner & Company, LLP

New York, New York
February 25, 1998